Exhibit 32.1



                    CERTIFICATION PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Magic Communications, Inc. (the "Company") on Form 10-KSB for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stephen D. Rogers, President, Chief Executive Officer and Chief Financial Officer of the Company, certify that:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: April 17, 2006

                                        By: /s/ Stephen D. Rogers
                                            ------------------------------------
                                            Stephen D. Rogers, President,
                                            Chief Executive Officer,
                                            Chief Financial Officer and Director




(1) The address for each person is c/o Magic Communications, Inc., 5 West Main Street, Elmsford, New York 10523

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(3) Represents less than 1% of the 3,080,000 outstanding shares of common stock.

(4) Boulder Hill, Inc. is a New York Corporation formed in March 1998 and its sole shareholder is Georgia Rogers.

(5) First Southwest Company is located at 325 N. St. Paul, Suite 800, Dallas, Texas 75201.

(6) National Financial Services LLC mailing address is P.O. Box 3731, Church Street Station, New York, New York 10281.